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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                       October 21, 2005 (October 17,2005)
                Date of Report (Date of earliest event reported)

                          COLLINS & AIKMAN CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                    1-10218              13-3489233
(State or other jurisdiction of       (Commission          (I.R.S. Employer
incorporation or organization)        file number)        Identification No.)


                             250 Stephenson Highway
                              Troy, Michigan 48083
                    (Address of principal executive offices)

                                 (248) 824-2500
                         (Registrant's telephone number,
                              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

                            ------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.

         On October 14, 2005, the United States Bankruptcy Court for the Eastern District of Michigan approved the motion of Collins & Aikman Corporation (the "Company") and its affiliated debtors-in-possession for authority to enter into agreements with certain of its customers amending its existing purchase orders and providing for related relief. On October 17, 2005, the Company entered into agreements, which among other things: (i) provide for aggregate annual price increases of approximately $141 million under amended customer contracts, (ii) allow customers to fund certain capital requirements of the Company, (iii) provide that customers may not re-source certain component parts currently under purchase orders with the Company, (iv) continue five-day payment terms from the customers and (v) provide for $58.5 million in price surcharges. The agreements are of varying durations, with most provisions expiring throughout 2006.










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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 21, 2005


                                   COLLINS & AIKMAN CORPORATION


                                   By: /s/ Tim Trenary
                                       ----------------------------------
                                       Name:  Tim Trenary
                                       Title: Treasurer